Exhibit 10.8

Name of Grantee:
Grant Date:
Number of Shares:
Walmart Identification Number:

WALMART INC.
STOCK INCENTIVE PLAN OF 2015

RESTRICTED STOCK
NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD
This Restricted Stock Notification of Award and Terms and Conditions of Award, including any applicable special terms and conditions for your specific country set forth in the appendix attached hereto (jointly, the “Agreement”), contains the terms and conditions of the Restricted Stock (as defined in the Walmart Inc. Stock Incentive Plan of 2015, as may be amended from time to time (the “Plan”)) granted to you by Walmart Inc., a Delaware corporation (“Walmart”), under the Plan.
All the terms and conditions of the Plan are incorporated into this Agreement by reference. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.
BY SIGNING OR ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU HEREBY ACKNOWLEDGE, UNDERSTAND, AGREE TO AND ACCEPT THE FOLLOWING:
1.Grant of Restricted Stock. Walmart has granted to you, effective on the Grant Date, the right to receive the number of Shares set forth above on the Vesting Date as further set forth in Paragraph 5 below, subject to forfeiture if certain vesting conditions are not satisfied. Before the Shares vest and are delivered to you, they are referred to in this Agreement as “Restricted Stock.”
2.Plan Governs. The Restricted Stock and this Agreement are subject to the terms and conditions of the Plan. You are accepting the Restricted Stock, acknowledging receipt of a copy of the Plan and the prospectus covering the Plan, and acknowledging that the Restricted Stock and your participation in the Plan are subject to all the terms and conditions of the Plan and of this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any disputes or questions arising under the Plan.
3.Payment. You are not required to pay for the Restricted Stock or the Shares underlying the Restricted Stock granted to you pursuant to this Agreement.

4.Stockholder Rights. Your Restricted Stock will be held for you by Walmart until the applicable delivery date described in Paragraph 5. From the Grant Date until the Vesting Date, you shall have only the following stockholder rights with respect to the Shares underlying your unvested Restricted Stock:
A.you shall have the right to vote the Shares underlying your Restricted Stock on any matter as to which Shares have voting rights at any meeting of shareholders of Walmart;
B.you shall have the right to receive, free of vesting restrictions (but subject to applicable withholding taxes) all cash dividends paid with respect to such Shares underlying your Restricted Stock; and
C.any non-cash dividends and other non-cash proceeds of such Shares underlying your Restricted Stock, including stock dividends and any other securities issued or distributed in respect of such Shares underlying your Restricted Stock shall be subject to the same vesting and forfeiture conditions as are applicable to your Restricted Stock, and the term “Restricted Stock,” as used in this Agreement, shall also include any related stock dividends and other securities issued or distributed in respect of such Shares underlying your Restricted Stock.
5.Vesting of Restricted Stock and Delivery of Shares.
A.Vesting. Your Restricted Stock will vest as follows, provided you have not incurred a Forfeiture Condition described below:

Number of Shares of Restricted Stock Vesting	Vesting Date

B.Delivery of Shares. Upon the vesting of your Restricted Stock, subject to Paragraph 9 below, you shall be entitled to receive a number of Shares equal to the number of Shares underlying the vested Restricted Stock, less any Shares withheld or sold to satisfy tax withholding obligations as set forth in Paragraph 10 below. The Shares shall be delivered to you as soon as administratively feasible, but in any event within 74 days of the Vesting Date. Such Shares will be deposited into an account in your name with a broker or other third party designated by Walmart. You will be responsible for all fees imposed by such designated broker or other third party designated by Walmart.
6.Forfeiture Conditions. Subject to Paragraph 8 below, the Shares underlying your Restricted Stock that would otherwise vest, if any, in whole or in part on a Vesting Date will not vest and will be immediately forfeited if, prior to the Vesting Date:

A.your Continuous Status terminates for any reason (other than death or Disability, to the extent provided in Paragraph 8 below) as determined pursuant to Paragraph 13.M below; or
B.you have not executed and delivered to Walmart a Non-Disclosure and Restricted Use Agreement, in a form to be provided to you by Walmart.
Each of the events described in Paragraphs 6.A and 6.B above shall be referred to as a “Forfeiture Condition” for purposes of this Agreement. Furthermore, if applicable, you shall be advised if the Committee has determined that the grant and your acceptance of this Plan Award is further conditioned upon your execution and delivery to Walmart of a Post Termination Agreement and Covenant Not to Compete prior to the first scheduled Vesting Date, in a form to be provided to you by Walmart. If applicable, the failure to execute and deliver such Post Termination Agreement and Covenant Not to Compete prior to the Vesting Date shall also be deemed a “Forfeiture Condition” for purposes of this Agreement. Upon the occurrence of a Forfeiture Condition, you shall have no further rights with respect to such Restricted Stock (including any cash dividends and non-cash proceeds related to the Restricted Stock for which the record date occurs on or after the occurrence of a Forfeiture Condition) or the underlying Shares.
7.Administrative Suspension. If you are subject to an administrative suspension, vesting of your Restricted Stock may be suspended as of the date you are placed on administrative suspension. If you are not reinstated as an Associate in good standing at the end of the administrative suspension period, your Restricted Stock may be immediately forfeited and you shall have no further rights with respect to such Restricted Stock (including any cash dividends and non-cash proceeds related to the Restricted Stock for which the record date occurs on or after the date of the forfeiture) or the underlying Shares. If you are reinstated as an Associate in good standing at the end of the administrative suspension period, then the vesting of your Restricted Stock will resume as provided in Paragraph 5, and any Restricted Stock that would have vested while you were on administrative suspension will vest and the corresponding number of Shares will be delivered to you as soon as administratively feasible, but in any event within 74 days of the end of the administrative suspension period which shall be considered the Vesting Date for purposes of this Paragraph 7.
8.Accelerated Vesting; Vesting Notwithstanding Termination of Continuous Status by Death or Disability.
A.Notwithstanding Paragraph 5 above, any unvested portion of your Restricted Stock will become vested as of the date your Continuous Status is terminated by reason of your death or Disability (as determined in accordance with the following sentence and this Paragraph 8), and such earlier vesting date shall be considered a Vesting Date for purposes of this Agreement. For purposes of this Paragraph 8, your Continuous Status will be considered terminated on the date that your employment or other service relationship is deemed terminated due to your death based on the records of the Company or, if different, the Affiliate that employs you (the “Employer”), or the date on which your employment or service relationship has been legally terminated by reason of your Disability.
B.For purposes of this Agreement, “Disability” shall mean that you would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of Walmart or, if different, the Employer, regardless of whether you are covered by such policy. If Walmart or, if different, the Employer does not have a long-term disability policy, for purposes of this Agreement, “Disability” means that you are unable to carry out the responsibilities and functions of the position held by you by reason of any medically determined physical or mental impairment for a period of not less than one hundred and eighty (180) consecutive days. You shall not be considered to have incurred a Disability for purpose of this Paragraph 8 unless you furnish proof of such impairment sufficient to satisfy Walmart in its sole discretion. If your Continuous Status is terminated due to a Disability, you agree to promptly notify the Walmart Global Equity team.
C.Notwithstanding any provision of this Agreement, Walmart will not accelerate your Plan Award if Walmart has not received notification of your termination as contemplated under Paragraph 8.B above within such period of time that it determines, in its sole discretion, to be necessary to process the settlement of your Plan Award to avoid adverse tax consequences under Section 409A of the Code.
9.Elective Deferral of Restricted Stock. If you are eligible to defer delivery of any Shares underlying your Restricted Stock award to a future date in accordance with Section 7.8 of the Plan and the rules and procedures relating thereto, you will be advised as to when any such deferral election must be made and the rules and procedures applicable to such deferral election.
10.Taxes and Tax Withholding.
A.You agree to consult with any tax advisors you think necessary in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on Walmart or any Affiliate for any tax advice. Please see Paragraph 10.F regarding Section 83(b) elections.
B.You acknowledge that, regardless of any action taken by Walmart or, if different, the Employer, the ultimate liability for all income tax, social insurance, pension, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by Walmart or the Employer. You further acknowledge that Walmart and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant, vesting or settlement of the Restricted Stock, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that Walmart and/or the Employer (or your former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
C.Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to Walmart and the Employer to satisfy all Tax-Related Items. In this regard, you authorize Walmart and/or the Employer or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding of Shares to be issued upon settlement of the vested Restricted Stock. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by your acceptance of the Restricted Stock and this Agreement, you authorize and direct: (a) Walmart and any broker or other third party designated by Walmart to sell on your behalf a whole number of Shares corresponding to the vested Restricted Stock that Walmart or the Employer determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items; and (b) Walmart and/or the Employer, or their respective agents, at their sole discretion, to satisfy the Tax-Related Items by any other method of withholding, including through withholding from your wages or other cash compensation paid to you by Walmart or the Employer.
D.Walmart or the Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including minimum or maximum applicable rates in the relevant jurisdictions. Further, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock, notwithstanding that a number of the Shares are withheld solely for the purpose of paying the Tax-Related Items. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, you may be entitled to receive a refund of any over-withheld amount in the form of cash (with no entitlement to the Share equivalent), or if not refunded by Walmart or the Employer, you must seek a refund from the local tax authorities to the extent you wish to recover the over-withheld amount in the form of a refund.
E.Finally, you agree to pay to Walmart or the Employer any amount of Tax-Related Items that Walmart or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Walmart may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

F.By accepting this Agreement, you agree not to make a Code Section 83(b) election with respect to this award of Restricted Stock.
11.Restricted Stock Not Transferable. During the applicable periods of restriction determined in accordance with Paragraph 5 above, the Restricted Stock may not be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting of the Restricted Stock and the issuance of the underlying Shares. Any attempted action in violation of this Paragraph 11 shall be null, void, and without effect.
12.Country-Specific Appendix. Notwithstanding any provision in this Restricted Stock Notification of Award and Terms and Conditions of Award to the contrary, the grant of Restricted Stock also shall be subject to any special terms and conditions as set forth in any appendix attached hereto (the “Appendix”) with respect to certain laws, rules, and regulations specific to your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent Walmart determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix is incorporated by reference into this Restricted Stock Notification of Award and Terms and Conditions of Award and, together, these documents constitute this Agreement.
13.Nature of Plan Award. You further acknowledge, understand and agree that:
A.the Plan is established voluntarily by Walmart and is discretionary in nature;
B.the grant of Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock or other awards, or benefits in lieu of Restricted Stock, even if restricted stock has been granted in the past;
C.all decisions with respect to future grants of Restricted Stock or other awards, if any, will be at the sole discretion of the Committee;
D.neither this Agreement nor the Plan creates or amends any contract of employment with any entity involved in the management or administration of the Plan or this Agreement, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of Walmart or, if different, the Employer to terminate your Continuous Status at any time, nor confer upon you the right to continue in the employ of Walmart or any Affiliate;
E.the Restricted Stock and the Shares underlying the Restricted Stock, and the income and value of same, relate exclusively to your Continuous Status during the vesting period applicable to your Restricted Stock;

F.nothing in this Agreement or the Plan creates any fiduciary or other duty owed to you by Walmart, any Affiliate, or any member of the Committee, except as expressly stated in this Agreement or the Plan;
G.you are voluntarily participating in the Plan;
H.the Restricted Stock and the Shares underlying the Restricted Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;
I.the Restricted Stock and the Shares underlying the Restricted Stock, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
J.unless otherwise agreed with Walmart in writing, the Restricted Stock and the Shares underlying the Restricted Stock, and the income from and the value of same, are not granted as consideration for, or in connection with, the service (if any) you may provide as a director of any Affiliate;
K.the future value of the Shares underlying the Restricted Stock is unknown, indeterminable and cannot be predicted with certainty;
L.no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of your Continuous Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
M.in the event of the termination of your Continuous Status (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), including as the result of the closing of any transaction or other agreement that results in the Employer ceasing to be an Affiliate of Walmart, unless otherwise set forth in this Agreement, your right to vest in the Restricted Stock under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and may not be extended by any notice period under local law (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively employed for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence or whether the Employer has ceased to be an Affiliate of Walmart);

N.unless otherwise provided in the Plan or by Walmart in its discretion, the Restricted Stock and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock, the Shares underlying the Restricted Stock, or any such benefits transferred to, or assumed by, another company nor to be exchanged, or substituted for, in connection with any corporate transaction affecting the Shares underlying the Restricted Stock; and
O.if you are providing services outside the United States: neither Walmart nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Restricted Stock or of any amounts due to you pursuant to the settlement of the Restricted Stock or the subsequent sale of any Shares acquired upon settlement.
14.No Advice Regarding Award. Walmart and/or its Affiliates are not providing any tax, legal or financial advice, nor are Walmart or any Affiliate making any recommendation regarding your participation in the Plan or the Shares acquired upon vesting. You are advised to consult with your personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.
15.Data Privacy. You hereby explicitly and unambiguously acknowledge that your personal information will be collected, used and transferred, in electronic or other form, as described in this Agreement, the Walmart Associate Privacy Policy (where applicable), and any other grant materials by and among, as applicable, Walmart and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Walmart and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance identification number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Walmart or an Affiliate, details of all Restricted Stock or any other awards granted, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Information”), for the exclusive purpose of implementing, administering and managing the Plan. You understand that Personal Information may be transferred to Fidelity Stock Plan Services, LLC and its affiliates or such other stock plan service provider as may be selected by Walmart in the future, which is assisting Walmart in the implementation, administration and management of the Plan. You acknowledge that you understand that the recipients of the Personal Information may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You acknowledge and understand that you may request a list with the names and addresses of any potential recipients of Personal Information by contacting your local human resources representative. You authorize Walmart, Fidelity Stock Plan Services, LLC and any other possible recipients which may assist Walmart (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Information, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of Personal Information as may be required to Walmart’s designated broker or other third party. You understand that Personal Information will be held only as long as is necessary to implement, administer and manage your participation in the Plan or as otherwise may be required by law. You understand that if you reside outside the United States, you may, at any time, view Personal Information, request information about the storage and processing of Personal Information, require any necessary amendments to Personal Information or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Status with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that Walmart would not be able to grant Restricted Stock or other Plan Awards to you or administer or maintain such Plan Awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative. Finally, you acknowledge that no other agreements or consent shall be required to be given to Walmart and/or the Employer for the legitimate purposes of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and acknowledge that you will not be able to participate in the Plan if you later communicate any limitation on this acknowledgement to Walmart and/or the Employer.
16.Other Provisions.
A.Determinations regarding this Agreement (including, but not limited to, whether an event has occurred resulting in the forfeiture of or accelerated vesting of the Restricted Stock) shall be made by the Committee in its sole and exclusive discretion and in accordance with this Agreement and the Plan, and all determinations of the Committee shall be final and conclusive and binding on you and your successors and heirs.
B.Walmart reserves the right to amend, abandon or terminate the Plan, including this Agreement, at any time subject to Committee approval. Nothing in the Plan should be construed as to create any expectations that the Plan will be in force and effect for an indefinite period of time nor shall give rise to any claims to acquired rights or similar legal theories.
C.The Committee will administer the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among recipients and eligible Associates, whether or not such persons are similarly situated.
D.This Agreement shall be construed under the laws of the State of Delaware, without regard to its conflict of law provisions.

E.The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
F.You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
G.Walmart may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by Walmart or a third party designated by Walmart.
H.Walmart reserves the right to impose other requirements on your participation in the Plan, on your Plan Award, and the Shares underlying the Restricted Stock, to the extent Walmart determines it is necessary or advisable for legal or administrative reasons and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
I.You acknowledge that a waiver by Walmart or an Affiliate of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provisions of the Plan or this Agreement, or of any subsequent breach by you or any other Associate.
J.You understand that, depending on your or your broker’s country or the country in which the Shares are listed, you may be subject to insider trading and/or market abuse laws which may affect your ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares under the Plan during such times you are considered to have “inside information” (as defined in the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed insider information. Furthermore, you could be prohibited from (i) disclosing inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The restrictions applicable under these laws may be the same or different from Walmart’s insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and any applicable Walmart insider trading policy, and are advised to speak to your personal legal advisor on this matter.
K.You understand that you may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements, and you are advised to consult your personal legal advisor on this matter.
L.Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, Walmart shall not be required to deliver any Shares issuable upon vesting of the Restricted Stock prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Walmart shall, in its absolute discretion, deem necessary or advisable. You understand that Walmart is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Walmart may, without liability for its good faith actions, place legend restrictions upon Shares underlying your vested Restricted Stock and issue “stop transfer” instructions requiring compliance with applicable U.S. or other securities laws and the terms of the Agreement and Plan. Further, you agree that Walmart shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws, rules or regulations applicable to issuance of Shares.

WALMART INC.
STOCK INCENTIVE PLAN OF 2015
RESTRICTED STOCK
NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD
COUNTRY-SPECIFIC APPENDIX
Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Restricted Stock Notification of Award and Terms and Conditions of Award (the “T&C’s”).
Terms and Conditions. This Appendix includes additional terms and conditions that govern the Restricted Stock granted to you under the Plan if you work and/or reside in one of the countries listed below.
If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer Continuous Status after the Grant Date, or are considered a resident of another country for local law purposes, Walmart shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you.
Notifications. This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2021. Such laws are often complex and change frequently. As a result, Walmart strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the Restricted Stock is granted to you or vests.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and Walmart is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer Continuous Status after the Grant Date, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.
ARGENTINA
Notifications
Securities Law Information. Neither the Restricted Stock nor any Shares underlying the Restricted Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentina Securities Commission (Comisión Nacional de Valores). Neither this Agreement nor any other materials related to the Restricted Stock may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Restricted Stock under the Plan do so according to the terms of a private offering made outside Argentina.

1

Exchange Control Information. You understand that you must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the Restricted Stock and your participation in the Plan. You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Information. If you are an Argentine tax resident, you must report any Shares acquired under the Plan and held by you in a foreign bank account on December 31st of each year on your annual tax return for that year.
BRAZIL
Terms and Conditions
Compliance with the Law. By accepting the Restricted Stock, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the Restricted Stock, the sale of any Shares acquired under the Plan, and any dividends paid on such Shares.
Labor Law Acknowledgement. By accepting the Restricted Stock, you agree that you are (i) making an investment decision, (ii) the restrictions on the Restricted Stock will be lifted only if the vesting conditions are met, and (iii) the value of the Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.
Notifications
Foreign Asset/Account Reporting Information. If you hold assets and rights outside Brazil with an aggregate value exceeding US$1,000,000, you will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Quarterly reporting obligations apply if the value of the assets and rights exceeds US$100,000,000. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$1,000,000 are not required to submit a declaration. Please note that the US$1,000,000 threshold may be further changed annually. You must also report income recognized in connection with the Restricted Stock on the annual Natural Person Income Tax Return (“DIRPF”).
Tax on Financial Transactions (IOF). Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with your personal advisor for additional details.

2

CANADA
Terms and Conditions
Administrative Suspension. This provision replaces Paragraph 7 of the T&C’s:
If you are subject to an administrative suspension, vesting of your Restricted Stock may be suspended as of the date you are placed on administrative suspension. If you are not reinstated as an Associate in good standing at the end of the administrative suspension period, your Restricted Stock may be immediately forfeited and you shall have no further rights with respect to such Restricted Stock (including any cash dividends and non-cash proceeds related to the Restricted Stock for which the record date occurs on or after the date of the forfeiture) or the underlying Shares, except as explicitly and minimally required by employment standards legislation. If you are reinstated as an Associate in good standing at the end of the administrative suspension period, then the vesting of your Restricted Stock will resume as provided in Paragraph 5, and any Restricted Stock that would have vested while you were on administrative suspension will vest and the corresponding number of Shares will be delivered to you as soon as administratively feasible, but in any event within 74 days of the end of the administrative suspension period which shall be considered the Vesting Date for purposes of this Paragraph 7.
Plan Award Not in Lieu of Other Compensation. This provision replaces Paragraph 13(I) of the T&C’s:
Except as minimally required by applicable legislation, the Restricted Stock and the Shares underlying the Restricted Stock, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.
No Entitlements. This provision replaces Paragraph 13(L) of the T&C’s:
Except as explicitly and minimally required under applicable employment standards legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of your Continuous Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any).
Termination of Continuous Status. This provision replaces Paragraph 13(M) of the T&C’s:
In the event of the termination of your Continuous Status (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or your employment agreement, if any), unless otherwise set forth in this Agreement or explicitly required by applicable legislation, your right to vest in the Restricted Stock under the Plan, if any, will terminate effective on the earlier of (i) the date on which you receive a notice of termination, or (ii) the date you no longer actively provide services to Walmart or any Affiliate, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided, or required to be provided, under local law (including statute, contract, the common/civil law or otherwise) (the “Termination Date”). You will not earn or be entitled to any prorated vesting for that portion of time before the Termination Date, nor will you be entitled to any compensation for lost vesting. Subject to applicable legislation, the Committee shall have the exclusive discretion to determine when you are no longer employed for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting
3

during a statutory notice period, your right to vest in the Restricted Stock under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to prorated vesting if the Vesting Date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.

Vesting and Delivery of Shares. This provision supplements Paragraph 5 of the T&C's:
Instead of delivering Shares upon vesting of your Restricted Stock to you as set forth in Paragraph 5 of the T&C's, Walmart or Wal-Mart Canada Corp. or an Affiliate (Wal-Mart Canada Corp. and any Affiliate of Walmart that is controlled by Wal-Mart Canada Corp. being referred to collectively as “WM Canada”), in their sole discretion, also may settle your vested Restricted Stock in cash, Shares, or a combination of cash and Shares. To the extent your Plan Award will be settled in Shares, you hereby acknowledge and agree that such settlement may be satisfied by WM Canada by forwarding a cash settlement amount in respect of the vested Restricted Stock to an independent broker who will in turn purchase the Shares on the open market on your behalf. Any Shares so purchased on the open market shall be delivered to you as set forth in Paragraph 5 of the T&C’s.
The Following Provisions Apply to Associates and Non-Management Directors Resident in Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. This provision supplements Paragraph 15 of the T&C’s:
You hereby authorize Walmart, any Affiliate and their representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize Walmart, any Affiliate and any stock plan service provider that may be selected by Walmart to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize Walmart or an Affiliate to record such information and to keep such information in your employee file.
Notifications
Securities Law Information. You are permitted to sell the Shares acquired through the Plan through the designated broker, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NYSE).
Foreign Asset/ Account Reporting Information. Foreign property, including shares of stock (i.e., Shares) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement), if the total cost of your specified foreign property exceeds C$100,000 at any time during the year. Thus, Restricted Stock must be reported if the C$100,000 cost threshold is exceeded because of other specified foreign property that you hold. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if you own other Shares (acquired separately), this ACB may have to be averaged with the ACB of the other Shares.
4

CHILE
Terms and Conditions
Labor Law Acknowledgement. The Restricted Stock, and the income from and value of same, shall not be considered as part of your remuneration for purposes of determining the calculation base of future indemnities, whether statutory or contractual, for years of service (severance) or in lieu of prior notice, pursuant to Article 172 of the Chilean Labor Code.
Notifications
Securities Law Information. This grant of Restricted Stock constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of Restricted Stock is made subject to general ruling n° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock is not registered in Chile, Walmart is not required to provide public information about the Restricted Stock in Chile. Unless the Restricted Stock is registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta Oferta de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de Walmart de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. You are not required to repatriate any funds you receive with respect to the Restricted Stock (e.g., any sale proceeds) to Chile. However, if you decide to repatriate such funds, you acknowledge that you will be required to affect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of your aggregate investments held outside Chile exceeds US$5,000,000 (including Shares and any other cash proceeds acquired under the Plan) at any time in a calendar year, you must report the status of such investments to the Central Bank of Chile.
You will also be required to provide certain information to the Chilean Internal Revenue Service (“CIRS”) regarding the results of investments held abroad and the taxes you have paid abroad (if you will be seeking a credit against Chilean income tax owed). This information must be submitted on certain electronic sworn statements before July 1 of each year, depending on the assets or taxes being reported. The statements may be found at the CIRS website at www.sii.cl.
You may be ineligible to receive certain foreign tax credits if you fail to meet the applicable reporting requirements. Exchange control and tax reporting requirements in Chile are subject to change, and you should consult with your personal legal and tax advisor regarding any reporting obligations that you may have in connection with the Restricted Stock.

5

COSTA RICA
There are no country-specific provisions.
GUATEMALA
Terms and Conditions
Consent to Receive Information in English. By participating in the Plan, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the Plan and the Agreement, or, alternatively, that you will seek appropriate assistance to understand the terms and conditions of the Plan and the Agreement.
HONG KONG
Terms and Conditions
Delivery of Shares and Sale of Shares. The following provision supplements Paragraph 5(B) of the T&C’s:
Any Shares received at settlement of the Restricted Stock are a personal investment. If, for any reason, the Restricted Stock vest and become non-forfeitable and Shares are delivered to you within six months of the Grant Date, you agree that you will not offer the Shares to the public in Hong Kong or otherwise dispose of the Shares prior to the six-month anniversary of the Grant Date.
Warning: The Restricted Stock and any Shares acquired under the Plan do not constitute a public offering of securities under Hong Kong law and are available only to employees of Walmart or an Affiliate. The Agreement, including this Appendix, the Plan and any other incidental communication materials related to the Restricted Stock (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible Associate or Non-Management Director of Walmart or an Affiliate and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Appendix or the Plan, you should obtain independent professional advice.
Notifications
Nature of Scheme. Walmart specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
INDIA
Terms and Conditions
Labor Law Acknowledgement. The Restricted Stock, and the income and value of same, is an extraordinary item that is not part of your annual gross salary.

6

Notifications
Exchange Control Information. If you are a resident of India for exchange control purposes, you will be required to repatriate the cash proceeds from the sale of Shares acquired under the Plan to India within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, Walmart or any Affiliate requests proof of repatriation.
Foreign Asset/ Account Reporting Information. If you are a tax resident of India, you will be required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard.
JAPAN
Notifications
Foreign Asset/ Account Reporting Information. If you are a Japanese tax resident, you will be required to report details of any assets held outside Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include details of any outstanding Restricted Stock held by you in the report.
Exchange Control Information. If you acquire Shares valued at more than JPY 100 million in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares.
LUXEMBOURG
There are no country-specific provisions.
MEXICO
Terms and Conditions
No Entitlement for Claims or Compensation. The following sections supplement Paragraph 13 of the T&C’s:
Modification. By accepting the Restricted Stock, you acknowledge and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your Continuous Status.
Policy Statement. The grant of Restricted Stock is unilateral and discretionary and, therefore, Walmart reserves the absolute right to amend it and discontinue the award at any time without any liability.
Walmart, with registered offices at 702 Southwest 8th Street, Bentonville, Arkansas 72716, U.S.A., is solely responsible for the administration of the Plan, and participation in the Plan and the Restricted Stock does not, in any way, establish an employment relationship between you and Walmart or any Affiliate since you are participating in the Plan on a wholly commercial basis.
7

Plan Document Acknowledgment. By accepting the Restricted Stock, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, you acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Paragraph 13 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Walmart on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) Walmart and its Affiliates are not responsible for any decrease in the value of any Shares acquired under the Plan.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against Walmart for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to Walmart and any Affiliate with respect to any claim that may arise under the Plan.
Spanish Translation
Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan el Párrafo 13 del Contrato:
Modificación. Al aceptar las Acciones Restringidas, usted entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.
Declaración de Política. El otorgamiento de las Acciones Restringidas que Walmart está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, Walmart se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
Walmart, con oficinas registradas ubicadas en 720 Southwest 8th Street, Bentonville, Arkansas 72716, EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de acciones restringidas no establece, de forma alguna, una relación de trabajo entre usted y Walmart o alguna compañía afiliada, ya que usted participa en el Plan de una forma totalmente comercial.
Reconocimiento del Documento del Plan. Al aceptar las Acciones Restringidas, usted reconoce que ha recibido copias del Plan, ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, al aceptar el Contrato, usted reconoce que ha leído y específica y expresamente ha aprobado los términos y condiciones en el Párrafo 13 del Contrato, en lo que claramente se ha descrito y establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por Walmart de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) Walmart y cualquier compañía afiliada no son responsables por cualquier disminución en el valor de las Acciones (o su equivalente en efectivo) subyacentes a las Acciones Restringidas adquiridas bajo el Plan.
Finalmente, usted declara que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de Walmart por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga el más amplio finiquito a Walmart y compañía afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.
8

Notifications
Securities Law Information. The Restricted Stock granted under the Plan has not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Stock may not be publicly distributed in Mexico. These materials are addressed you because of your existing relationship with Walmart and any Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Walmart or any Affiliate made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NIGERIA
There are no country-specific provisions.
PERU
Terms and Conditions
Labor Law Acknowledgement. By accepting the Restricted Stock, you acknowledge that the Restricted Stock is being granted ex gratia to you with the purpose of rewarding you.
Notifications
Securities Law Information. The offer of the Restricted Stock is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Agreement and any other grant documents made available by Walmart.
SOUTH AFRICA
Terms and Conditions
Securities Law Information and Deemed Acceptance of Restricted Stock. The Restricted Stock shall not be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the Restricted Stock offer must be finalized on or before the 60th day following the Grant Date. If you do not want to accept the Restricted Stock, you are required to decline your Restricted Stock no later than the 60th day following the Grant Date. If you do not reject your Restricted Stock on or before the 60th day following the Grant Date, you will be deemed to accept the Restricted Stock.
Tax Reporting Information. By accepting the Restricted Stock, you agree to notify Walmart or the Employer, if different, of the amount of income realized at vesting of the Restricted Stock. If you do not inform Walmart or the Employer, if different, of the income at vesting, and the Employer is subject to penalties or interest as a result of not being able to withhold Tax-Related Items, the Employer may recover any such penalty and interest amounts from you. In addition, if you fail to advise Walmart or the Employer, if different, of the income at vesting, you may be liable for a fine.

9

Notifications
Exchange Control Information. You should consult with your personal advisor to ensure compliance with applicable exchange control regulations in South Africa as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in South Africa.
UNITED KINGDOM
Terms and Conditions
Taxes and Tax Withholding. This section supplements Paragraph 10 of the T&C’s:
Without limitation to Paragraph 10 of the T&C’s, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by Walmart or any Affiliate or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified Walmart and its Affiliates against any Tax–Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of Walmart (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify Walmart for the amount of any income tax not collected from or paid by you, in case the indemnification could be considered to be a loan. In this case, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and employee national insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Walmart or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit, which Walmart or the Employer may recover from you at any time thereafter by the means referred to in Paragraph 10 of the T&C’s.
UNITED STATES
Terms and Conditions
Military Leave. If you were on military leave on the Grant Date, and you are on the same military leave on a Vesting Date, your Continuous Status must be maintained for not less than six months after your return from the military leave before your Plan Award shall vest. In such circumstances, for purposes of Paragraph 5, your Vesting Date shall be deemed to be the date that is six months after your return from military leave, and the number of Shares corresponding to any vested Restricted Stock will be delivered to you as soon as administratively feasible but in any event within 74 days of vesting.
Data Privacy. This provision supplements Paragraph 15 of the T&C's:
Walmart's policies regarding the California Consumer Privacy Act can be found at: https://corporate.walmart.com/privacy-security/california-privacy-rights. If you have a visual Disability, you should contact your human resources department officer for accommodations.
10